Exhibit 99.1

AutoWeb Reports Second Quarter 2018 Results

IRVINE, Calif. – August 2, 2018 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing advertising solutions for automotive dealers and OEMs, is reporting financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Summary vs. Year-Ago Quarter

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Total revenues were $29.3 million compared to $34.6 million.
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Advertising revenues were $6.9 million, with click revenues of $5.8 million.
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Net loss was $5.2 million or $(0.41) per share, compared to net income of $0.3 million or $0.02 per share.
●
Non-GAAP loss was $2.8 million or $(0.22) per share, compared to non-GAAP income of $2.5 million or $0.19 per share.

Management Commentary

“During the second quarter, we made great progress in working towards the completion of our operating review and the development of a new strategic plan,” said Jared Rowe, president & CEO of AutoWeb. “This included a comprehensive review of our products, traffic acquisition strategies, pricing policies, distribution channels, and organizational capabilities and structure.

“Although we are still engaged in our strategic review, we have already begun to redevelop and invest in the key pillars of our business, which will continue to impact short-term profitability, particularly as we invest in new product development and test new traffic acquisition strategies to improve quality and consumer targeting. In an effort to improve consumer-to-advertiser matching, we are also investing to enhance our click algorithm, which we expect to complete and deploy later this year. Further, we plan to restructure our organization to better align with our revised strategic imperatives.

“With just over three months at AutoWeb, I am very encouraged by the progress our team has made to evolve our go-to-market approach. However, there is still work to be done to determine the proper new/used car targeting mix, channel mix, and product mix, among other strategic decisions. We look forward to laying this out in greater detail in the coming months as we finalize our revised strategic plan. We continue to expect that the enhancement of our platform and advertising solutions will enable AutoWeb to return to growth and profitability.”

Second Quarter 2018 Financial Results

Total revenues in the second quarter of 2018 were $29.3 million compared to $34.6 million in the year-ago quarter, with advertising click revenues of $5.8 million compared to $6.5 million in the year-ago quarter. The decline in total revenues was primarily due to lower retail dealer count and lower lead and click volumes.

Gross profit in the second quarter was $5.5 million compared to $10.6 million in the year-ago quarter, with the decrease driven by investments in new traffic acquisition strategies and testing of new traffic sources. As a percentage of revenue, gross profit was 18.9% compared to 30.7%. The decrease in gross margin was also due to the company’s investments in new traffic acquisition strategies that resulted in higher cost of revenues, which the company would otherwise expect to proportionately decrease with total revenues.

Total operating expenses in the second quarter were $10.9 million compared to $10.4 million in the year-ago quarter.

Net loss in the second quarter of 2018 was $5.2 million or $(0.41) per share, compared to net income of $0.3 million or $0.02 per share in the year-ago quarter.

Non-GAAP loss was $2.8 million or $(0.22) per share, compared to non-GAAP income of $2.5 million or $0.19 per share in the second quarter of 2017 (see "Note about Non-GAAP Financial Measures" below for further discussion). The decline was primarily driven by the aforementioned lower revenue and gross profit resulting from traffic acquisition investments, lower retail dealer count and lower lead and click volume.

At June 30, 2018, cash and cash equivalents totaled $18.3 million compared to $15.2 million at March 31, 2018, and $25.0 million at December 31, 2017, with the reduction from year-end primarily driven by the repayment of AutoWeb’s $8.0 million revolving line of credit. Total debt was reduced to $1.0 million compared to $9.0 million at December 31, 2017.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2018 results, followed by a question-and-answer session.

Date: Thursday, August 2, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 1886006

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 19, 2018. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 1886006

Tax Benefit Preservation Plan

At December 31, 2017, the company had approximately $74.0 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of June 30, 2018, there were 12,947,950 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed non-GAAP (loss) income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2018 and 2017 second quarters. The company defines (i) non-GAAP (loss) income as GAAP net (loss) income before amortization of acquired intangibles, non-cash stock-based compensation, severance costs, gain or loss on investment or sale, litigation settlements, goodwill impairment and income taxes; and (ii) non-GAAP EPS as non-GAAP (loss) income divided by weighted average diluted shares outstanding. The company's management believes that presenting non-GAAP (loss) income and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company’s net operating loss (NOL) tax credits. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. Tables providing reconciliations of non-GAAP (loss) income and non-GAAP EPS are included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that the company (i) expects to complete and deploy an enhanced click algorithm, later this year; (ii) plans to restructure its organization to better align with its revised strategic imperatives; and (iii) continues to expect that the enhancement of its platform and advertising solutions will enable the company to return to growth and profitability, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company's stock.

Company Contact
Wesley Ozima
Interim Chief Financial Officer
949-225-4543
wes.ozima@autoweb.com

Investor Relations Contact
Sean Mansouri or Cody Slach
Liolios Investor Relations
949-574-3860
AUTO@liolios.com

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,271	$24,993
Short-term investment	255	254
Accounts receivable (net of allowances for bad debts and customer credits of $659 and $892 at June 30, 2018 and December 31, 2017, respectively)	24,064	25,911
Prepaid expenses and other current assets	1,376	1,805
Total current assets	43,966	52,963
Property and equipment, net	3,702	4,311
Investments	100	100
Intangible assets, net	25,755	29,113
Goodwill	-	5,133
Long-term deferred tax asset	-	692
Other assets	1,233	601
Total assets	$74,756	$92,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,895	$7,083
Accrued employee-related benefits	2,697	2,411
Other accrued expenses and other current liabilities	7,649	7,252
Current convertible note payable	1,000	-
Total current liabilities	20,241	16,746
Convertible note payable	-	1,000
Borrowings under revolving credit facility	-	8,000
Total liabilities	20,241	25,746

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 12,947,950 and 13,058,841 shares issued and outstanding, as of June 30, 2018 and December 31, 2017, respectively	13	13
Additional paid-in capital	358,898	356,054
Accumulated deficit	(304,396)	(288,900)
Total stockholders' equity	54,515	67,167
Total liabilities and stockholders' equity	$74,756	$92,913

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Lead fees	$22,211	$26,347	$46,291	$55,439
Advertising	6,950	7,999	15,037	15,967
Other revenues	131	245	313	526
Total revenues	29,292	34,591	61,641	71,932
Cost of revenues	23,765	23,955	48,423	48,385
Gross profit	5,527	10,636	13,218	23,547

Operating expenses:
Sales and marketing	3,052	3,229	6,764	6,992
Technology support	2,965	3,188	6,351	6,441
General and administrative	3,765	2,766	8,340	6,223
Depreciation and amortization	1,163	1,201	2,323	2,430
Goodwill impairment	-	-	5,133	-
Total operating expenses	10,945	10,384	28,911	22,086
Operating income (loss)	(5,418)	252	(15,693)	1,461
Interest and other income (expense), net	201	(96)	201	(196)
Income (loss) before income tax provision (benefit)	(5,217)	156	(15,492)	1,265
Income tax provision (benefit)	-	(166)	4	459
Net income (loss) and comprehensive income (loss)	$(5,217)	$322	$(15,496)	$806

Basic earnings (loss) per common share	$(0.41)	$0.03	$(1.22)	$0.07
Diluted earnings (loss) per common share	$(0.41)	$0.02	$(1.22)	$0.06

Shares used in computing earnings (loss) per common share (in thousands):
Basic	12,726	11,149	12,672	11,030
Diluted	12,726	13,344	12,672	13,326

AUTOWEB, INC.
RECONCILIATION OF NON-GAAP INCOME (LOSS) / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017	2018	2017

Net income (loss)	$(10,279)	$484	$(5,217)	$322	$(15,496)	$806
Amortization of acquired intangibles	1,687	1,387	1,670	1,359	3,357	2,746
Non-cash stock based compensation:
Cost of revenues	15	20	4	19	19	39
Sales and marketing	225	412	159	402	384	814
Technology support	152	127	173	134	325	261
General and administrative	1,234	452	607	389	1,841	841
Total non-cash stock-based compensation	1,626	1,011	943	944	2,569	1,955
Severance costs	950	-	-	57	950	57
Litigation settlements	(17)	(25)	(25)	(25)	(42)	(50)
Gain (loss) on investment	-	-	(125)	-	(125)	-
Goodwill impairment	5,133	-	-	-	5,133	-
Income taxes	4	625	-	(166)	4	459

Non-GAAP income (loss)	$(896)	$3,482	$(2,754)	$2,491	$(3,650)	$5,973

Weighted average diluted shares	12,617	13,309	12,726	13,344	12,672	13,326

Diluted GAAP EPS	$(0.81)	$0.04	$(0.41)	$0.02	$(1.22)	$0.06
EPS impact of adjustments	0.74	0.23	0.19	0.16	0.93	0.39
Non-GAAP EPS	$(0.07)	$0.26	$(0.22)	$0.19	$(0.29)	$0.45